Exhibit 99.1

Ziopharm Oncology Announces Strategic Reduction in Workforce and Extension in Cash Runway

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Over 50% reduction in personnel
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Cost reductions expected to extend the cash runway into the first half of 2023
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The first patient in its TCR-T Library Phase I/II clinical trial is expected to be dosed in 1H2022

BOSTON and HOUSTON, September 27, 2021 -- Ziopharm Oncology, Inc. (“Ziopharm” or the “Company”) (Nasdaq: ZIOP), today announced a restructuring enabling the company to advance its TCR program. Approximately 60 positions have been eliminated. The Company expects the changes will extend the cash runway into the first half of 2023.

Kevin S. Boyle, Sr., Chief Executive Officer, said, “We appreciate the many contributions the impacted employees made to Ziopharm and we commit to supporting these valued colleagues during this transition. We believe today’s strategic decision was necessary to create an organization structured and staffed for success and focused on the goal of generating clinical data in our promising TCR-T Library program. I am confident in the ability of our highly talented team to execute our strategy.”

“The Board is fully supportive of Kevin and this capital allocation strategy and creating focus at Ziopharm,” said James Huang, Executive Chairman of the Board. “Ziopharm is singularly concentrated on being a leading TCR-T company and with this action today Kevin has demonstrated the strategic vision and leadership skills needed for our future.”

The Company also announced the first patient in its TCR-T Library Phase I/II clinical trial is expected to be dosed in the first half of 2022 after experiencing unforeseen delays caused by inadequate resources at its contract manufacturer. The Company is continuing to invest in its own manufacturing capabilities to accelerate patient dosing and is committed to having internal manufacturing capabilities operational in the first half of 2022 to support the first patient dosing.

The Company is focused on executing on the following key strategic goals:

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Creating a robust Research & Development organization capable of generating IP for new TCRs targeting hotspot mutations
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Operationalizing internal manufacturing capable of supporting early-stage trials
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Generating clinical data in our TCR-T investigational trial
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Continuing transparent communication with our shareholders and serving as responsible stewards of capital

About Ziopharm Oncology, Inc.

Ziopharm is a clinical-stage oncology-focused cell therapy company, developing T-cell receptor (TCR) therapies based on its non-viral Sleeping Beauty gene transfer platform and its unique cancer hotspot Library, covering common tumor-related mutations in key oncolytic genes such as KRAS and TP53. The Company has clinical and strategic collaborations with the National Cancer Institute and The University of Texas MD Anderson Cancer Center. For more information, please visit www.ziopharm.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as "may," "will," "could," "expects," "plans," "anticipates," and "believes." These statements include, but are not limited to, statements regarding the Company's business and strategic plans, the timing of activities relating to the Company’s GMP facility, the execution of potential future partnerships or transactions, and the timing of the Company's research and development programs, including the anticipated dates for enrolling patients in the Company’s TCR-T clinical trial. Although Ziopharm’s management team believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Ziopharm, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, among other things, changes in the Company’s operating plans that may impact its cash expenditures, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Ziopharm’s product candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA or equivalent foreign regulatory agencies and for which indication; the strength and enforceability of Ziopharm’s intellectual property rights; competition from other pharmaceutical and biotechnology companies as well as risk factors discussed or identified in the public filings with the Securities and Exchange Commission made by Ziopharm, including those risks and uncertainties listed in the most recent Form 10-Q and Form 10-K filed by Ziopharm with the Securities and Exchange Commission. We are providing this information as of the date of this press release, and Ziopharm does not undertake any obligation to update or revise the information contained in this press release whether as a result of new information, future events, or any other reason.

Investor Contact:

Ashley R. Robinson

LifeSci Advisors

617.430.7577

arr@lifesciadvisors.com